EXHIBIT 99.4

MANTECH INTERNATIONAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

On May 31, 2005, ManTech International Corporation (“ManTech”) acquired Gray Hawk Systems, Inc. (“Gray Hawk”) for approximately $101.5 million in cash. The acquisition has been accounted for as a business combination. Under business combination accounting, the total preliminary purchase price was allocated to Gray Hawk’s net tangible and identifiable intangible assets based on their estimated fair values as of May 31, 2005 as determined by a third party valuation firm. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill.

ManTech’s historical statement of income for the period ended December 31, 2004 has been restated to reflect the reclassification of MSM Security Services, Inc. to discontinued operations.

The unaudited pro forma condensed combined statements of income for the twelve months ending December 31, 2004 included in this report have been prepared as if the acquisition occurred on January 1, 2004. The unaudited pro forma condensed combined statements of income for the three months ending March 31, 2005 included in this report have been prepared as if the acquisition occurred on January 1, 2005.

The unaudited pro forma condensed combined statements of income, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations. No effect has been given for operational efficiencies that may have been achieved if the acquisition had occurred on January 1, 2004 and January 1, 2005, respectively.

This information should be read in conjunction with our Current Report on Form 8-K, filed with the SEC on June 1, 2005, ManTech’s historical financial statements and the accompanying notes in both our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the six months ended June 30, 2005 and Gray Hawk’s historical financial statements and the accompanying notes that are included in this Current Report on Form 8-K/A.

MANTECH INTERNATIONAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the twelve months ending December 31, 2004

	Historical Statements of Income For the 12 months ending December 31, 2004
(in thousands except share and per share data)	ManTech (a) International Corporation	Gray Hawk Systems, Inc.	Pro Forma Adjustments		Pro Forma Combined
REVENUES	$826,928	$69,406	$—		$896,334
COST OF SERVICES	677,223	58,755	—		735,978

GROSS PROFIT	149,705	10,651	—		160,356

COSTS AND EXPENSES:
General and administrative	76,039	8,528	(54)	(b)	84,513
Depreciation and amortization	5,199	—	1,751	(c)	6,950

Total costs and expenses	81,238	8,528	1,697		91,463

INCOME FROM CONTINUING OPERATIONS	68,467	2,123	(1,697)		68,893
Interest (expense), net	(1,927)	(114)	(1,208)	(d)	(3,249)
Other income	1,127	12	0		1,139

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	67,667	2,021	(2,905)		66,783
Provision for income taxes	(25,743)	(53)	344	(e)	(25,452)
Minority interest	(7)	(202)	202	(f)	(7)

NET INCOME FROM CONTINUING OPERATIONS	$41,917	$1,766	$(2,359)		$41,324

Basic earnings per share	$1.30				$1.28

Weighted average common shares outstanding	32,302,285				32,302,285

Diluted earnings per share	$1.29				$1.27

Weighted average common shares outstanding	32,478,946				32,478,946

See notes to pro forma condensed combined statements of income

MANTECH INTERNATIONAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the three months ending March 31, 2005

	Historical Statements of Income For the three months ending March 31, 2005
(in thousands except share and per share data)	ManTech International Corporation	Gray Hawk Systems, Inc.	Pro Forma Adjustments		Pro Forma Combined
REVENUES	$217,461	$18,027	$—		$235,488
COST OF SERVICES	179,208	14,722	—		193,930

GROSS PROFIT	38,253	3,305	—		41,558

COSTS AND EXPENSES:
General and administrative	19,307	2,702	(27)	(b)	21,982
Depreciation and amortization	1,439	—	451	(c)	1,890

Total costs and expenses	20,746	2,702	424		23,872

INCOME FROM CONTINUING OPERATIONS	17,507	603	(424)		17,686
Interest (expense), net	(281)	(88)	(407)	(d)	(776)
Gain on disposal of an operation	3,879	—	—		3,879
Other income	276	2	—		278

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTEREST	21,381	517	(831)		21,067
Provision for income taxes	(8,550)	—	126	(e)	(8,424)
Minority interest	(2)	—	—		(2)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$12,829	$517	$(705)		$12,641

Basic earnings per share	$0.40				$0.39

Weighted average common shares outstanding	32,525,718				32,525,718

Diluted earnings per share	$0.39				$0.38

Weighted average common shares outstanding	32,845,727				32,845,727

See notes to pro forma condensed combined statements of income

MANTECH INTERNATIONAL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statements of income are based on historical financial statements of ManTech International Corporation (“ManTech”) and Gray Hawk Systems, Inc. (“Gray Hawk”), after giving effect to our acquisition of Gray Hawk as if it occurred on January 1, 2004 for the twelve months ended December 31, 2004 and January 1, 2005 for the three months ended March 31, 2005. Pursuant to Article 11 Regulation S-X, the pro forma results are through “income from continuing operations.” See Note (a) below.

The acquisition has been accounted for as a business combination. Under business combination accounting, the total preliminary purchase price was allocated to Gray Hawk’s net tangible and identifiable intangible assets based on their estimated fair values as of May 31, 2005 (the actual acquisition date) as determined by a third party valuation firm. The excess of the purchase price over the net tangible and identifiable intangible assets was recorded as goodwill. Detailed information regarding the preliminary purchase price allocation is included in footnote 9 to our financial statements in our Quarterly Report on Form 10-Q for the period ended June 30, 2005, as filed with the SEC on August 5, 2005, and is incorporated herein by reference.

a) ManTech’s historical statement of income for the twelve months ending December 31, 2004 has been restated to reflect the ManTech MSM Security Services, Inc. subsidiary (MSM) as discontinued operations, net of applicable income taxes.

In February 2005, we reached the final corporate determination that we would exit the personnel security investigation services business and discontinue operations at our MSM subsidiary. We reached the determination to sell our MSM subsidiary after we concluded that the MSM business no longer furthered our long-term strategic objectives. Currently, we intend to sell MSM as a going-concern, and are in the process of identifying potential buyers. We expect to complete the sale or other disposition of the MSM operations by the end of 2005.

b) A reclassification of depreciation and amortization made to conform Gray Hawk’s historical income statement presentation to that of ManTech’s.

c) Pro forma adjustments made to reflect amortization for the period identified of the identifiable intangible assets as determined by preliminary valuation from a third party valuation firm. The following table sets forth the components of intangible assets associated with the acquisition at May 31, 2005:

	Preliminary Fair Value	Estimated Useful Life
Backlog	$5,450	6 years
Customer Relationships	$7,200	20 years
Intellectual Property	$3,000	7 years

Total	$15,650

Customer contracts and related relationships represent the underlying relationships and agreements with Gray Hawk’s existing customers. Intangible assets are being amortized using the straight-line method.

d) Pro forma adjustments made to reflect additional interest expense had increased borrowing under our revolving credit facility been in place at the beginning of each of the periods presented. This adjustment is not meant to be representative of the debt level that might have been required had the acquisition taken place at the beginning of the periods and is not indicative of past or future performance. The adjustment has been calculated by applying the 6-month LIBOR rate available to us in 2004, 2.21% for the first six months and 2.99% for the second six months, on $50 million assumed additional outstanding debt. The rate applied for the three months ended March 31, 2005 was 3.96% on $50 million assumed additional outstanding debt. Interest expense recorded on Gray Hawk’s historical statements was eliminated.

e) Adjustments made to reflect the provision for federal and state income taxes at an effective tax rate of 38.9% and 40.0% on all pro forma adjustments and to the provision recorded by Gray Hawk in their historical financial statements for 2004 and 2005, respectively. Prior to the acquisition, Gray Hawk was an S Corporation with all income, losses, and tax credits flowing through to individuals.

f) Pro forma adjustments made to eliminate the minority interest recorded in Gray Hawk. At acquisition, 100% of Gray Hawk and its entities were acquired.